UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2008

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Moulton Street, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 29, 2008, Curis, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with Dr. Stephen Carter, a member of the Company’s board of directors (the “Board”). The Indemnification Agreement is substantially identical to the form of indemnification agreement that the Company has entered into with its other directors and executive officers and provides that Dr. Carter:

•

shall be indemnified by the Company against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding, other than an action by or in the right of the Company, brought against him by virtue of his position as a director if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

•

shall be indemnified by the Company against all expenses, including attorneys’ fees, and, to the extent permitted by law, amounts paid in settlement incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company’s best interests, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

Notwithstanding the foregoing, to the extent that Dr. Carter has been successful, on the merits or otherwise, he is required to be indemnified by the Company against all expenses, including attorneys’ fees, incurred in connection with defending any proceeding to the extent that we do not assume the defense of such proceeding. Expenses shall be advanced to Dr. Carter, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

Indemnification is required to be made unless the Company determines that the applicable standard of conduct required for indemnification has not been met. As a condition precedent to the right of indemnification, Dr. Carter must give notice to the Company of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the Indemnification Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 25, 2008, the compensation committee of the Board approved short term cash incentive awards for each of the Company’s named executive officers in the amounts listed below.

Named Executive Officer	Bonus Amount
Daniel R. Passeri, President and Chief Executive Officer	$60,000

Michael P. Gray, Chief Operating and Chief Financial Officer	$40,000

Mark W. Noel, Vice President, Technology Management and Business Development	$20,000

Changgeng Qian, Ph.D., M.D., Vice President, Discovery and Preclinical Research	$40,000

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: January 31, 2008	By:	/s/ MICHAEL P. GRAY
Michael P. Gray
Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Indemnification Agreement between Curis, Inc. and Dr. Stephen Carter, dated January 29, 2008